UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

BARINGTON/HILCO ACQUISITION CORP.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	47-1455824
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

888 Seventh Avenue, 17th Floor New York, New York	10019
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Units, each consisting of one share of Common Stock, one Right and one Warrant	The NASDAQ Stock Market LLC
Common Stock, $0.0001 par value per share	The NASDAQ Stock Market LLC

Rights, exchangeable into one-tenth of one share of Common Stock	The NASDAQ Stock Market LLC

Warrants, exercisable for one-half of one share of Common Stock	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A. (c), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A. (d), please check the following box. ☐

Securities Act registration statement file number to which this form relates:	333-200180
(if applicable)

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1. Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are the units, common stock, rights and warrants of Barington/Hilco Acquisition Corp. (the “Company”). The description of the units, common stock, rights and warrants contained under the heading “Description of Securities” in the Company’s prospectus included in the Company’s Registration Statement on Form S-1 (File No. 333-200180) filed with the Securities and Exchange Commission on November 13, 2014, as amended from time to time (the “Registration Statement”), to which this Form 8-A relates, is incorporated herein by reference. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that is subsequently filed is also incorporated by reference herein.

Item 2. Exhibits.

The following exhibits have been filed as exhibits to the Registration Statement, as amended, and are incorporated herein by reference:

Exhibit No.	Description

3.2	Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.2 to the Company’s Registration Statement on Form S-1 (File No. 333-200180), filed with the Securities and Exchange Commission on January 29, 2015)
3.3	Bylaws (incorporated by reference to Exhibit 3.3 to the Company’s Registration Statement on Form S-1 (File No. 333-200180), filed with the Securities and Exchange Commission on November 13, 2014)
4.1	Specimen Unit Certificate (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-1 (File No. 333-200180), filed with the Securities and Exchange Commission on January 27, 2015)
4.2	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.2 to the Company’s Registration Statement on Form S-1 (File No. 333-200180), filed with the Securities and Exchange Commission on January 27, 2015)
4.3	Specimen Rights Certificate (incorporated by reference to Exhibit 4.3 to the Company’s Registration Statement on Form S-1 (File No. 333-200180), filed with the Securities and Exchange Commission on January 27, 2015)
4.4	Specimen Warrant Certificate (incorporated by reference to Exhibit 4.4 to the Company’s Registration Statement on Form S-1 (File No. 333-200180), filed with the Securities and Exchange Commission on January 27, 2015)
4.5	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Company (incorporated by reference to Exhibit 4.5 to the Company’s Registration Statement on Form S-1 (File No. 333-200180), filed with the Securities and Exchange Commission on January 27, 2015)
4.6	Form of Rights Agreement between Continental Stock Transfer & Trust Company and the Company (incorporated by reference to Exhibit 4.6 to the Company’s Registration Statement on Form S-1 (File No. 333-200180), filed with the Securities and Exchange Commission on January 27, 2015)
4.7	Unit Purchase Option (incorporated by reference to Exhibit 4.7 to the Company’s Registration Statement on Form S-1 (File No. 333-200180), filed with the Securities and Exchange Commission on January 29, 2015)
10.2	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Company (incorporated by reference to Exhibit 10.2 to the Company’s Registration Statement on Form S-1 (File No. 333-200180), filed with the Securities and Exchange Commission on January 27, 2015)
10.3	Form of Stock Escrow Agreement between Continental Stock Transfer & Trust Company and the Company (incorporated by reference to Exhibit 10.3 to the Company’s Registration Statement on Form S-1 (File No. 333-200180), filed with the Securities and Exchange Commission on January 27, 2015)
10.6	Registration Rights Agreement between the Company and certain Investors (incorporated by reference to Exhibit 10.6 to the Company’s Registration Statement on Form S-1 (File No. 333-200180), filed with the Securities and Exchange Commission on January 27, 2015)

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

BARINGTON/HILCO ACQUISITION CORP.

Date: February 2, 2015	By:	/s/ James A. Mitarotonda
	Name:	James A. Mitarotonda
	Title:	Chief Executive Officer